UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2008
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Procera Networks, Inc.
(Exact name of Registrant as specified in its charter)

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Nevada	000-49862	33-0974674
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cooper Court, Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

 (408) 354-7200
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2008, David E. Stepner, the Chief Operating Officer of Procera Networks, Inc. (“Procera”), resigned effective October 1, 2008.

In connection with Dr. Stepner’s separation, on September 12, 2008 Procera entered into a separation and consulting agreement with Dr. Stepner.   Under the agreement, Dr. Stepner will provide consulting services to Procera on an as-needed basis, up to a maximum of 50 hours per month at a rate of $100 per hour, through until December 31, 2008.  In addition, pursuant to the separation and consulting agreement and the May 21, 2007 employment agreement between Procera and Dr. Stepner, the remaining 150,000 unvested shares of restricted stock previously awarded to Dr. Stepner will continue to vest during the consulting period, with such shares vesting in full on October 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Procera Networks, Inc.

By:	/s/ Paul Eovino
	Name:	Paul Eovino
	Title:	Chief Accounting Officer

Dated: September 18, 2008